Exhibit 4.1

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT AND

DISSOLUTION AGREEMENT

THIS AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT AND DISSOLUTION AGREEMENT (the “Agreement”) is made as of February     , 2005 by and among Syniverse Holdings, Inc., a Delaware corporation (the “Company”), Syniverse Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), and certain of the members of Holdings LLC (the “Member Parties”).

WHEREAS, Holdings LLC and its members (the “Members”) are parties to a Limited Liability Company Agreement dated as of February 14, 2002 (the “LLC Agreement”);

WHEREAS, (i) GTCR Fund VII, L.P., a Delaware limited partnership (“GTCR VII”), GTCR Fund VII/A, L.P., a Delaware limited partnership (“GTCR VII/A”), GTCR Co-Invest, L.P., a Delaware limited partnership (“GTCR Co-Invest”), originally purchased Holdings LLC’s Class B Preferred Units (the “Preferred Units”) and its Common Units (the “Common Units”, and together with the Preferred Units, the “Units”), pursuant to a Unit Purchase Agreement among GTCR VII, GTCR VII/A, GTCR Co-Invest and Holdings LLC dated as of February 14, 2002 (the “Unit Purchase Agreement”); (ii) GTCR Capital Partners, L.P., a Delaware limited partnership (“GTCR Capital” and, together with GTCR VII, GTCR VII/A and GTCR Co-Invest, “GTCR”), acquired Common Units and Preferred Units pursuant to an Inducement Agreement among Holdings LLC, GTCR Capital, GTCR VII, GTCR VII/A, GTCR Co-Invest and Snowlake Investment Pte Ltd (“Snowlake”) dated as of February 14, 2002 (the “Inducement Agreement”); (iii) Snowlake originally purchased Common Units and Preferred Units pursuant to a Purchase Agreement between Holdings LLC and Snowlake dated as of February 14, 2002 (the “Snowlake Purchase Agreement”); (iv) Project Networks Partners LLC, a Delaware limited liability company (“Project Networks”), purchased Common Units and Preferred Units pursuant to a Co-Invest Purchase Agreement between Holdings LLC and Project Networks dated as of February 14, 2002 (the “Co-Invest Purchase Agreement”); (v) the former stockholders of Brience, Inc. acquired Common Units pursuant to an Exchange Agreement among Holdings LLC and certain of such stockholders dated as of July 23, 2003 (the “Exchange Agreement”) and a Contribution Agreement among Holdings LLC, GTCR VII, GTCR VII/A and GTCR Co-Invest dated as of July 23, 2003 (the “Contribution Agreement”); (vi) Christian Schiller, Arnis Kins and John Kins purchased Common Units pursuant to a Purchase Agreement among Holdings LLC, Christian Schiller, Arnis Kins and John Kins (the “Schiller Purchase Agreement”) and (vii) certain executive employees of Holdings LLC or its subsidiaries (each, an “Executive” and collectively, the “Executives”) purchased or acquired Common Units (and Preferred Units, in the case of G. Edward Evans) pursuant to senior management agreements with Holdings LLC;

WHEREAS, the Company expects to offer its Common Stock, par value $.001 per share (“Common Stock”), for sale to the public in an initial public offering pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Initial Public Offering”);

WHEREAS, in order to facilitate the Initial Public Offering, Holdings LLC, as the sole stockholder of the Company, has approved a Second Amended and Restated Certificate of Incorporation of the Company which provides that (i) the Company’s existing Class A Common Stock, par value $.001 per share, and Class B Common Stock, par value $.001 per share will be reclassified into Common Stock (the “Reclassification”); (ii) immediately following the Reclassification, each share of Common Stock shall be converted into 0.4024004801 shares of Common Stock (the “Reverse Stock Split”) and (iii) all of Holdings LLC’s Class A Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company (the “Class A Preferred Stock”), will automatically convert into shares of Common Stock on the date that is 40 days after the consummation of the Initial Public Offering (the “Conversion”) to the extent such shares are then outstanding;

WHEREAS, upon the closing of the Initial Public Offering or as soon as practicable thereafter, the Members intend to dissolve Holdings LLC;

WHEREAS, Holdings LLC currently owns 240,479.70 shares of Class A Preferred Stock and 99,000,000 shares of Class A Common Stock, which it acquired pursuant to a Stock Purchase Agreement between Holdings LLC and the Company dated as of February 14, 2002 (the “Stock Purchase Agreement”); and

WHEREAS, in connection with the Initial Public Offering, each Member will receive shares of Class A Preferred Stock and/or Common Stock in the amounts set forth on Schedule 1 hereto;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Amendments to LLC Agreement

1.01 Amendment to Article I (Certain Definitions). The following new definitions are inserted as follows:

“‘Class A Preferred Stock’ means the Class A Cumulative Redeemable Preferred Stock, par value $.01 per share, of Syniverse Holdings, Inc.”

“‘Common Stock’ means the Common Stock, par value $.001 per share, of Syniverse Holdings, Inc.”

“‘Initial Public Offering’ means the sale in an underwritten public offering registered under the Securities Act of the common stock of Syniverse Holdings, Inc. prior to March 30, 2005.”

1.02 Amendment to Section 4.1 (Distributions). A new paragraph is hereby inserted at the end of Section 4.1 of the LLC Agreement:

“Notwithstanding the foregoing, the LLC shall, immediately prior to the pricing of the Initial Public Offering, first make a distribution of 240,479.70 shares of Class A Preferred Stock to the Unitholders in the order and priority set forth in Section 4.1(a)(i) through (v) above and immediately thereafter make a distribution of all of the issued and outstanding shares of Common Stock to the Unitholders in the order and priority set forth in Section 4.1(a)(i) through (v) above. For the avoidance of doubt, the Unitholders acknowledge and agree that the distributions of such shares of Class A Preferred Stock and Common Stock in the amounts set forth on Schedule 1 hereto (the “Distribution”) have been made in such order and priority as described in the immediately preceding sentence. No fractional shares of Common Stock shall be issued to the Members. In lieu of any fractional shares to which a Member would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the price per share of Common Stock in the Initial Public Offering. Subject to any applicable Senior Management Agreements, each Member shall be entitled to receive, upon the surrender according to the procedures set forth on Schedule 2 hereto of all certificates issued to such Member theretofore representing Units, one or more certificates representing the Class A Preferred Stock and/or Common Stock (as applicable) to which such Member is entitled hereunder.”

ARTICLE II

The Liquidation of Holdings LLC and Related Matters

2.01 Dissolution of Holdings LLC and Distribution of its Assets. Not later than immediately prior to the closing of the Initial Public Offering, Holdings LLC shall, pursuant to the terms and conditions of the LLC Agreement and the Delaware Limited Liability Company Act, dissolve and distribute its assets.

2.02 Agreements of Members. Each Member Party hereby agrees that following the distribution of assets described in Section 2.01 above, such Member Party shall cease to have any rights as a member of Holdings LLC with respect to the assets of Holdings LLC, the Company or their respective affiliates or subsidiaries.

2.03 Termination of Agreements. The parties hereto agree the LLC Agreement, the Unit Purchase Agreement, the Snowlake Purchase Agreement, the Co-Invest Purchase Agreement, the Inducement Agreement, the Schiller Purchase Agreement, the Contribution Agreement and the Securityholders Agreement, dated as of February 14, 2002, by and among Holdings LLC and its members shall all be terminated as of the closing of the Initial Public Offering and no party to any such agreement shall have any further rights or obligations under such agreements.

2.04 Legend. The certificates representing the Common Stock shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF FEBRUARY     , 2005, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

ARTICLE III

Redemption of Class A Preferred Stock

3.01 Promptly following the closing of the Initial Public Offering and in any event no later than the 39th day following the closing of the Initial Public Offering, the Company shall use a portion of the proceeds from the Initial Public Offering to redeem a portion of the outstanding shares of Class A Preferred Stock in such amounts as described in the Company’s Registration Statement on Form S-1 (Registration Number 333-120444) filed with the Securities and Exchange Commission, as amended.

ARTICLE IV

Conditions Precedent

4.01 The following are conditions precedent to, and shall be completed no later than concurrently with, the dissolution and distributions contemplated by this Agreement:

(a) The Amended and Restated Certificate of Incorporation of the Company shall be amended and shall be in substantially the form of Exhibit A hereto.

(b) The Company, Holdings LLC and GTCR shall have entered into Amendment No. 1 to the Stock Purchase Agreement in form and substance substantially similar to Exhibit B hereto, and such agreement shall be in full force and effect as of the date hereof.

(c) G. Edward Evans, Raymond L. Lawless, Michael O’Brien, Paul A. Wilcock, Wayne Nelson, Gilbert Mosher, Robert Garcia, Jr., Charles A. Drexler, Linda Hermansen, Eugene Bergen Henegouwen, Paul Corrao, and F. Terry Kremian shall each have entered into an amended and restated senior management agreement with the Company, in form and substance satisfactory to the Company, and each such agreement shall be in full force and effect as of the date hereof.

ARTICLE V

Representations

5.01 In connection with the acquisition and issuance of the Class A Preferred Stock and/or Common Stock, each Member Party represents and warrants to the Company that:

(a) The Common Stock to be acquired by such Member Party pursuant to this Agreement will (to the extent not sold in the Initial Public Offering) be acquired for such Member Party’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b) Such Member Party has had an opportunity to ask questions and receive answers concerning the terms and conditions of the distribution of the Class A Preferred Stock and Common Stock and has had full access to such other information concerning the Company as he has requested.

(c) This Agreement constitutes the legal, valid and binding obligation of such Member Party, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Member Party does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Member Party is a party or any judgment, order or decree to which such Member Party is subject.

ARTICLE VI

Miscellaneous

6.01 Amendment and Modification. Prior to the dissolution of Holdings LLC, the provisions of this Agreement may be modified, amended or waived only as provided in Section 15.2 of the LLC Agreement.

6.02 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

6.03 Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders and of Holdings LLC and its Members. All other issues and questions concerning the construction, validity, interpretation, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Limited Liability Company Agreement and Dissolution Agreement as of the date first written above.

SYNIVERSE HOLDINGS, LLC

By:
Name:
Its:

SYNIVERSE HOLDINGS, INC.

By:
Name:
Its:

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:
Name:	Collin E. Roche
Its:	Principal

GTCR FUND VII/A, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:
Name:	Collin E. Roche
Its:	Principal

[Signature Page to Amendment No. 1 to LLC Agreement and Dissolution Agreement]

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:
Name:	Collin E. Roche
Its:	Principal

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:
Name:	Collin E. Roche
Its:	Principal

[Signature Page to Amendment No. 1 to LLC Agreement and Dissolution Agreement]

SNOWLAKE INVESTMENT PTE LTD

By:
Name:
Its:

[Signature Page to Amendment No. 1 to LLC Agreement and Dissolution Agreement]

PROJECT NETWORK PARTNERS LLC

By:
Name:
Its:

[Signature Page to Amendment No. 1 to LLC Agreement and Dissolution Agreement]

G. Edward Evans
Raymond L. Lawless
F. Terry Kremian
Paul A. Wilcock
Michael J. O’Brien
Wayne G. Nelson
Gilbert L. Mosher
Robert F. Garcia, Jr.
Charles A. Drexler
Linda Hermansen
Eugene Bergen Henegouwen
Paul Carrao

[Signature Page to Amendment No. 1 to LLC Agreement and Dissolution Agreement]

Christian Schiller
Arnis Kins
John Kins